EXHIBIT 32.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
The undersigned, Philip A. Schlom, has executed this certification in connection with the filing of AZZ Inc.’s (the "Company") Quarterly Report on Form 10-Q for the period ended May 31, 2022 (the “Report”). The undersigned hereby certifies pursuant to U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
1.to my knowledge the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	July 11, 2022	/s/ Philip A. Schlom
Philip A. Schlom
Chief Financial Officer